Exhibit 99(b)

General Electric Capital Services, Inc. and consolidated affiliates
Immaterial Correction

During the course of an internal review in connection with our ongoing U.S. Securities and Exchange Commission (SEC) investigation, we identified an immaterial item with respect to the Statement of Cash Flows that we have corrected from amounts in previous filings. This item relates to errors in classification between operating and investing activities.

To assist in understanding the effect of this immaterial item, we set forth below the adjusted data that will be included in future Exchange Act reports;

•	Statement of Cash Flows data for the year ended December 31, 2007.

•	Condensed Statements of Cash Flows data for the nine months ended September 30, 2007 and the three months ended March 31, 2008.

(1)

General Electric Capital Services, Inc. and consolidated affiliates

Condensed Statement of Cash Flows

(Unaudited)

(In millions)	Three months ended March 31, 2008
	As Reported	Adjustment	As Adjusted
Cash flows – operating activities
Net earnings	$2,395	$–	$2,395
Loss from discontinued operations	71	–	71
Adjustments to reconcile net earnings to cash provided from operating activities
Depreciation and amortization of property, plant and equipment	2,126	–	2,126
Increase (decrease) in accounts payable	(450)	644	194
Provision for losses on financing receivables	1,359	–	1,359
All other operating activities	(2,892)	–	(2,892)
Cash from operating activities – continuing operations	2,609	644	3,253
Cash from operating activities – discontinued operations	449	–	449
Cash from operating activities	3,058	644	3,702

Cash flows – investing activities
Additions to property, plant and equipment	(2,955)	–	(2,955)
Dispositions of property, plant and equipment	3,212	–	3,212
Increase in loans to customers	(93,323)	(644)	(93,967)
Principal collections from customers – loans	81,179	–	81,179
Investment in equipment for financing leases	(6,289)	–	(6,289)
Principal collections from customers – financing leases	4,568	–	4,568
Net change in credit card receivables	2,153	–	2,153
Payments for principal businesses purchased	(12,652)	–	(12,652)
Proceeds from principal business dispositions	4,305	–	4,305
All other investing activities	(388)	–	(388)
Cash used for investing activities – continuing operations	(20,190)	(644)	(20,834)
Cash used for investing activities – discontinued operations	(437)	–	(437)
Cash used for investing activities	(20,627)	(644)	(21,271)

Cash flows – financing activities
Net increase in borrowings (maturities of 90 days or less)	3,847	–	3,847
Newly issued debt		–
Short-term (91 to 365 days)	331	–	331
Long-term (longer than one year)	35,554	–	35,554
Non-recourse, leveraged lease	57	–	57
Repayments and other debt reductions		–
Short-term (91 to 365 days)	(18,385)	–	(18,385)
Long-term (longer than one year)	(1,471)	–	(1,471)
Non-recourse, leveraged lease	(348)	–	(348)
Dividends paid to shareowner	(1,130)	–	(1,130)
All other financing activities	498	–	498
Cash from financing activities – continuing operations	18,953	–	18,953
Cash from (used for) financing activities – discontinued operations	–	–	–
Cash from financing activities	18,953	–	18,953

Increase in cash and equivalents	1,384	–	1,384
Cash and equivalents at beginning of year	9,739	–	9,739
Cash and equivalents at March 31	11,123	–	11,123
Less cash and equivalents of discontinued operations at March 31	296	–	296
Cash and equivalents of continuing operations at March 31	$10,827	$–	$10,827

(2)

General Electric Capital Services, Inc. and consolidated affiliates
Statement of Cash Flows
(Unaudited)
(In millions)	Twelve months ended December 31, 2007
	As Reported	Adjustment	As Adjusted
Cash flows – operating activities
Net earnings	$10,301	$–	$10,301
Loss from discontinued operations	2,127	–	2,127
Adjustments to reconcile net earnings to cash provided
from operating activities
Depreciation and amortization of property, plant and equipment	8,129	–	8,129
Deferred income taxes	59	–	59
Decrease in inventories	2	–	2
Increase in accounts payable	1,784	(1,209)	575
Provision for losses on financing receivables	4,546	–	4,546
All other operating activities	(524)	–	(524)
Cash from operating activities – continuing operations	26,424	(1,209)	25,215
Cash from operating activities – discontinued operations	3,839	–	3,839
Cash from operating activities	30,263	(1,209)	29,054

Cash flows – investing activities
Additions to property, plant and equipment	(15,219)	–	(15,219)
Dispositions of property, plant and equipment	8,460	–	8,460
Net increase in financing receivables	(45,368)	1,209	(44,159)
Proceeds from sales of discontinued operations	117	–	117
Proceeds from principal business dispositions	1,699	–	1,699
Payments for principal businesses purchased	(7,570)	–	(7,570)
All other investing activities	(8,931)	–	(8,931)
Cash used for investing activities – continuing operations	(66,812)	1,209	(65,603)
Cash used for investing activities – discontinued operations	(3,726)	–	(3,726)
Cash used for investing activities	(70,538)	1,209	(69,329)

Cash flows – financing activities
Net increase in borrowings (maturities of 90 days or less)	3,398	–	3,398
Newly issued debt (maturities longer than 90 days)	92,016	–	92,016
Repayments and other reductions (maturities longer
than 90 days)	(49,528)	–	(49,528)
Dividends paid to shareowner	(7,291)	–	(7,291)
All other financing activities	(1,204)	–	(1,204)
Cash from financing activities – continuing operations	37,391	–	37,391
Cash used for financing activities – discontinued operations	(6)	–	(6)
Cash from financing activities	37,385	–	37,385

Decrease in cash and equivalents during year	(2,890)	–	(2,890)
Cash and equivalents at beginning of year	12,629	–	12,629
Cash and equivalents at end of year	9,739	–	9,739
Less cash and equivalents of discontinued operations at end of year	284	–	284
Cash and equivalents of continuing operations at end of year	$9,455	$–	$9,455

Supplemental disclosure of cash flows information
Cash paid during the year for interest	$(21,874)	$–	$(21,874)
Cash recovered during the year for income taxes	1,124	–	1,124

(3)

General Electric Capital Services, Inc. and consolidated affiliates
Condensed Statement of Cash Flows
(Unaudited)
(In millions)	Nine months ended September 30, 2007
	As Reported	Adjustment	As Adjusted
Cash flows – operating activities
Net earnings	$7,056	$–	$7,056
Loss from discontinued operations	2,003	–	2,003
Adjustments to reconcile net earnings to cash provided from operating activities
Depreciation and amortization of property, plant and equipment	5,855	–	5,855
Decrease in accounts payable	(611)	(816)	(1,427)
Provision for losses on financing receivables	3,216	–	3,216
All other operating activities	(2,504)	–	(2,504)
Cash from operating activities – continuing operations	15,015	(816)	14,199
Cash from operating activities – discontinued operations	4,773	–	4,773
Cash from operating activities	19,788	(816)	18,972

Cash flows – investing activities
Additions to property, plant and equipment	(10,335)	–	(10,335)
Dispositions of property, plant and equipment	7,228	–	7,228
Increase in loans to customers	(263,967)		(263,967)
Principal collections from customers – loans	237,622	–	237,622
Investment in equipment for financing leases	(19,556)	–	(19,556)
Principal collections from customers – financing leases	18,057	–	18,057
Net change in credit card receivables	3,309	–	3,309
Payments for principal businesses purchased	(7,522)	–	(7,522)
Proceeds from sales of discontinued operations	−	–	−
Proceeds from principal business dispositions	1,102	–	1,102
All other investing activities	(5,441)	816	(4,625)
Cash used for investing activities – continuing operations	(39,503)	816	(38,687)
Cash used for investing activities – discontinued operations	(4,807)	–	(4,807)
Cash used for investing activities	(44,310)	816	(43,494)

Cash flows – financing activities
Net decrease in borrowings (maturities of 90 days or less)	(8,467)	–	(8,467)
Newly issued debt		–
Short-term (91 to 365 days)	815	–	815
Long-term (longer than one year)	75,993	–	75,993
Non-recourse, leveraged lease	24	–	24
Repayments and other debt reductions		–
Short-term (91 to 365 days)	(32,252)	–	(32,252)
Long-term (longer than one year)	(3,697)	–	(3,697)
Non-recourse, leveraged lease	(681)	–	(681)
Dividends paid to shareowner	(5,871)	–	(5,871)
All other financing activities	(1,068)	–	(1,068)
Cash from financing activities – continuing operations	24,796	–	24,796
Cash used for financing activities – discontinued operations	(3)	–	(3)
Cash from financing activities	24,793	–	24,793

Increase in cash and equivalents	271	–	271
Cash and equivalents at beginning of year	12,629	–	12,629
Cash and equivalents at September 30	12,900	–	12,900
Less cash and equivalents of discontinued operations at September 30	140	–	140
Cash and equivalents of continuing operations at September 30	$12,760	$–	$12,760

(4)